EXHIBIT 5.1




           					January 19, 1994



           Bowater Incorporated
           55 East Camperdown Way
           Greenville, SC 29601

                Re:  Bowater Incorporated
                     Registration Statement on Form S-3
                     Series C Cumulative Preferred Stock

           Ladies and Gentlemen:

                I am serving as counsel to Bowater Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement (the "Registration Statement") on Form S-3 relating to (1) shares of Series C Cumulative Preferred Stock of the Company (the "Series C Preferred Stock"); and (2) Depositary Shares, each representing ownership of one-fourth of a share of the Series C Preferred Stock (the "Depositary Shares") and to be evidenced by Depositary Receipts (the "Depositary Receipts") to be executed and delivered by the Depositary pursuant to the terms of a Deposit Agreement (the "Deposit Agreement") the form of which is set forth as Exhibit 4.6.1 to the Registration Statement.

                I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records as I have deemed necessary or appropriate in connection with this opinion.

                Based upon the foregoing and subject to the comments, qualifications and limitations set forth below, I am of the opinion that:

           	    1.	The issuance of the Series C Preferred Stock will
           be duly authorized by all necessary corporate action of the Company upon (i) approval by the Company's Board of Directors or by a duly authorized committee thereof, of certain terms of the Series C Preferred Stock, including the number, dividend rate, call price and liquidation preference thereof, and (ii) the completion with appropriate insertions, execution and filing with the Secretary of State of the State of Delaware of the Certificate of Designations for the Series C Preferred Stock, the form of which is set forth as Exhibit 4.3.2 to the Registration Statement, and its effectiveness in accordance with the Delaware General Corporation Law ("DGCL").

                     2. Having been thus duly authorized, the Series C Preferred Stock will be legally issued, fully paid and nonassessable when certificates in valid form evidencing the Series C Preferred Stock have been delivered to or upon the direction of the Underwriters (as designated in the Registration Statement) upon payment therefor, as contemplated by the Registration Statement.

                     3. When the Depositary Shares evidenced by Depositary Receipts are executed and delivered, against the deposit with the Depositary of the underlying shares of Series C Preferred Stock, all in accordance with the terms of the Deposit Agreement, such Depositary Shares will constitute valid evidences of interests in, and represent beneficial ownership of, such underlying shares of Series C Preferred Stock and will entitle the holders of the Depositary Receipts to the rights specified in the Deposit Agreement and the Depositary Receipts.

                     This opinion is limited solely to the existing DGCL, is rendered as of the date hereof and applies only to the matters specifically covered by this letter. No opinion is given as to any law other than the DGCL. This opinion is being provided to you in connection with the Registration Statement. Subject to the following sentence, this opinion may not be used, relied upon or quoted by any other person or entity, or for any other purpose, without my prior written consent. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


           	    				Very truly yours,




           	    				Wendy C. Shiba
           	    				Secretary and
           	    				Assistant General Counsel